Exhibit 10.4
FORM OF
NONQUALIFIED STOCK OPTION AGREEMENT
KITTY HAWK 2003 LONG TERM EQUITY INCENTIVE PLAN
     1. Grant of Option. Pursuant to the Kitty Hawk 2003 Long Term Equity Incentive Plan (the “Plan”) for Employees, Consultants and Outside Directors of Kitty Hawk, Inc., a Delaware Corporation (the “Company”), and its Subsidiaries, the Company grants to

(the “Participant”),
an option to purchase shares of Common Stock of the Company as follows:
On the date hereof, the Company grants to the Participant an option (the “Option” or “Stock Option”) to purchase                      (___) full shares (the “Optioned Shares”) of Common Stock at an Option Price equal to $  per share. The Date of Grant of this Stock Option is                     .
The “Award Period” shall commence on the Date of Grant and shall expire on the date immediately preceding the tenth (10th) anniversary of the Date of Grant. The Stock Option is a Nonqualified Stock Option.
     2. Subject to Plan. The Stock Option and its exercise are subject to the terms and conditions of the Plan, and the terms of the Plan shall control. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. The Stock Option is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.
     3. Vesting; Time of Exercise; Holding Period.
     a. Except as specifically provided in this Award Agreement (this “Agreement”), and subject to certain restrictions and conditions set forth in the Plan, the Stock Option shall be fully exercisable on the Date of Grant.
     b. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Optioned Shares shall vest in three equal annual installments, with the first installment vesting on the anniversary of the date of the grant of the Stock Option (                    ) and each subsequent installment vesting on each successive                     .
     In the event that a Change of Control occurs, then upon the effective date of such Change of Control, provided the Participant is employed by (or, if the Participant is a

Consultant, is providing services to) the Company or a Subsidiary from the Date of Grant to the date of such Change of Control, the total Optioned Shares not previously vested shall thereupon immediately become fully vested. In the event of a conflict between (i) the definition of a Change of Control in the Plan and in the Participant’s employment agreement with the Company (if any) or (ii) the time of acceleration of a Participant’s Optioned Shares under this Agreement, any prior option agreement of the Participant with the Company or the Plan and under the Participant’s employment agreement with the Company (if any), the terms of the Participant’s employment agreement shall control.
     c. If the Optioned Shares received upon exercise of this Stock Option are not fully vested as described in Section 3.b. above at the time of exercise of the Stock Option, the unvested Optioned Shares issued to the Participant shall be Restricted Stock, subject to the conditions of Section 6.5(a) and (b) of the Plan. The Restriction Period for such Restricted Stock shall commence on the date of exercise and shall expire on the date the Optioned Shares otherwise would vest as described in Section 3.b. above.
     Upon the issuance to Participant of a certificate for Restricted Stock, Participant shall endorse such certificate in blank or execute a stock power in form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company. The provisions of this paragraph shall be specifically performable by the Company in a court of equity or law.
     In the event of the Participant’s Termination of Service prior to the end of the Restriction Period, any shares of Restricted Stock for which the Restriction Period has not expired shall be forfeited pursuant to the terms of this Agreement and the Company may, in its sole discretion, elect to repurchase the Restricted Stock by paying, as soon as practicable after the event causing forfeiture of such shares (but in any event within five (5) business days after such event), cash, in an amount equal to the lesser of (i) the total consideration paid by the Participant for such forfeited shares or (ii) the Fair Market Value of such forfeited shares as of the date of such event. If the Company elects not to repurchase the Restricted Stock upon forfeiture, the Participant shall retain such Restricted Stock free of restriction under the Plan.
     4. Term; Forfeiture.
     a. Except as otherwise provided in this Agreement, to the extent the unexercised portion of the Stock Option relates to Optioned Shares which are not vested on the date of the Participant’s Termination of Service, the Stock Option will be terminated on that date. The unexercised portion of the Stock Option that relates to Optioned Shares which are vested will terminate and be forfeited at the first of the following to occur:
     i. 5 p.m. on the date the Award Period terminates;
     ii. 5 p.m. on the date which is 365 days following the date of the Participant’s Termination of Service due to death or Total and Permanent Disability;

     iii. immediately upon the Participant’s Termination of Service by the Company (or a Subsidiary) for Cause (as defined herein);
     iv. 5 p.m. on the date which is 3 years following the date of the Participant’s Termination of Service by the Participant for Retirement;
     v. 5 p.m. on the date which is 90 days following the date of the Participant’s Termination of Service by the Company (or a Subsidiary) without Cause or by the Participant with or without the consent of the Company, other than by reason of Retirement; or
     vi. 5 p.m. on the date the Company causes any portion of the Option to be forfeited pursuant to Section 7 hereof.
     “Cause” shall mean Participant’s:
     i. conviction by a court of competent jurisdiction of a felony or serious misdemeanor involving moral turpitude;
     ii. willful disregard of any written directive of the Board, provided the written directive is not inconsistent with the Certificate of Incorporation or Bylaws of the Company or applicable law;
     iii. breach of his or her fiduciary duty under circumstances that involve personal profit;
     iv. breach of a material term of his or her employment agreement (if any) with the Company (or one of its Subsidiaries); or
     v. neglect of his or her duties that has a material adverse effect on the Company.
     5. Who May Exercise. Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Participant, the Stock Option may be exercised only by the Participant, or by the Participant’s guardian or personal or legal representative. If the Participant’s Termination of Service is due to his death prior to the date specified in Section 4.a.i. hereof, or Participant dies prior to the termination dates specified in Section 4.a. hereof, and the Participant has not exercised the Stock Option as to the maximum number of vested Optioned Shares as set forth in Section 3 hereof as of the date of death, the following persons may exercise the vested portion of the Stock Option on behalf of the Participant at any time prior to the earliest of the dates specified in Section 4 hereof: the personal representative of his estate, or the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the death of the Participant; provided that the Stock Option shall remain subject to the other terms of this Agreement, the Plan, and applicable laws, rules, and regulations.

     6. No Fractional Shares. The Stock Option may be exercised only with respect to full shares, and no fractional share of stock shall be issued.
     7. Manner of Exercise. Subject to such administrative regulations as the Committee may from time to time adopt, the Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised, the date of exercise thereof (the “Exercise Date”) which shall be at least one (1) day after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock or Restricted Stock (with the prior approval of the Committee) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, and/or (c) in any other form of valid consideration that is acceptable to the Committee in its sole discretion; provided, however, that if the Option Price is paid in Restricted Stock, the stock received by the Participant pursuant to such exercise shall also be Restricted Stock.
     Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Optioned Shares then being purchased to be delivered to the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office within five (5) business days after the Exercise Date. In no event may the Stock Option be exercised or shares of Common Stock be issued pursuant to this Stock Option if the exercise or the issuance thereof would violate applicable law or the rules or regulations of a stock exchange or inter-dealer quotation system on which the shares of Common Stock are then listed or quoted.
     If the Participant fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, then the Stock Option, and right to purchase such Optioned Shares may be forfeited at the sole discretion of the Company.
     8. Tax Requirements. Subject to Section 8.6 of the Plan, the Company or, if applicable, any Subsidiary (for purposes of this Section 8, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Participant may pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock other than (A) Restricted Stock, or (B) Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option other than shares that will constitute Restricted Stock, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, with the consent of the Participant, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.
     9. Nonassignability. Except as otherwise provided herein, this Stock Option may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative.
     The vested portion of this Stock Option may be transferred by the Participant to (i) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision; provided that (x) there shall be no consideration for any such transfer; (y) subsequent transfers of this Stock Option shall be prohibited, except those by will or the laws of descent and distribution, and (z) the forfeiture provisions provided for in the Plan and this Agreement shall continue as if this Stock Option had not been transferred.
     10. Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any shares covered by the Stock Option until the issuance of a certificate or certificates to the Participant for the Optioned Shares. The Optioned Shares shall be subject to the terms and conditions of this Agreement regarding such Optioned Shares. Except as otherwise provided in Section 11 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.
     11. Adjustment of Number of Optioned Shares and Related Matters. The number of shares of Common Stock covered by the Stock Option, and the Option Prices thereof, shall be subject to adjustment in accordance with Articles 11 - 13 of the Plan.
     12. Nonqualified Stock Option. The Stock Option shall not be treated as an Incentive Stock Option.
     13. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Participant hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law, regulation of any governmental authority or rule or regulation of any stock exchange or quotation service on which the Common Stock is then listed or quoted. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

     14. Investment Representation. Unless the Common Stock is issued to him or her in a transaction registered under applicable federal and state securities laws, by his or her execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.
     15. Participant’s Acknowledgments. The Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.
     16. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).
     17. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an employee or as a consultant, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an employee or consultant at any time.
     18. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.
     19. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

     20. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.
     21. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.
     22. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan or revoke this Stock Option to the extent permitted by the Plan.
     23. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.
     24. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.
     25. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

     a. Notice to the Company must be addressed and delivered as follows:
Kitty Hawk, Inc.
P.O. Box 612787
1515 West 20th St. — 2nd Floor
DFW International Airport, TX 75261
Attn: Stock Plan Administrator
Facsimile: (972) 456-2449
With a copy to the Secretary of the Company
     b. Notice to the Participant shall be addressed and delivered as set forth on the signature page.
* * * * * * * *

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

By:

Name:

Title:

PARTICIPANT:

Signature

Name:

Address: